UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        March 22, 2005
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in the Company's Current Report on Form 8-K filed on March 4, 2005, Gregory W. Slayton resigned from the Company's Board of Directors, effective as of the close of business on March 1, 2005. As a result of this resignation, the Company is no longer in compliance with Nasdaq Marketplace Rule 4350, which requires that a majority of the Board of Directors be comprised of independenet directors as defined in Nasdaq Rule 4200. On March 22, 2005, the Company received a notice from Nasdaq Stock Market confirming that the Company is not in compliance with Rule 4350.

According to Nasdaq Rule 4350, the Company is permitted a grace period in which to cure this non-compliance. Specifically, the Company must regain compliance by the earlier of (i) the date of its next annual meeting of stockholders or (ii) March 4, 2006. The Company intends to take action to return the Board of Directors to a majority of independent directors at or prior to its next annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   March 23, 2005